UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2022

DIRECT SELLING ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40831	86-3676785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Democracy Drive

Plano, TX 75024

(Address of principal executive offices, including zip code)

(214) 380-6020

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DSAQ.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	DSAQ	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DSAQ.WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 25, 2022, the New York Stock Exchange (the “NYSE”) notified Direct Selling Acquisition Corp., a Delaware corporation (the “Company”), that the NYSE determined to commence proceedings to delist the Company’s warrants, each whole warrant exercisable to purchase one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a price of $11.50 per share, and listed to trade on the NYSE under the symbol “DSAQ.WS” (the “Warrants”), from the NYSE and that trading in the Warrants would be suspended immediately, due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. The NYSE issued a public announcement relating to the above on November 28, 2022. The Company does not intend to appeal NYSE’s determination.

Trading in the Company’s Class A Common Stock and units will continue on the NYSE. On November 29, 2022, the Warrants commenced trading on the over-the-counter market under the symbol “DSAQW”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECT SELLING ACQUISITION CORP.

	By:	/s/ Dave Wentz
	Name:	Dave Wentz
	Title:	Chief Executive Officer

Dated: November 29, 2022